1 EARNINGS SECOND QUARTER 2024 August 1, 2024

2 FORWARD-LOOKING STATEMENTS This presentation contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC's historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. All information in this report is as of the date above. The Company does not undertake any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations whether as a result of new information, future events or otherwise, except as required by law.

3 EXPLANATION OF USE OF NON-GAAP MEASURES We present adjusted net earnings, adjusted net earnings margin, adjusted net earnings per diluted share, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP measures that exclude the effects of items that include: asset impairment charges, restructuring and other charges, stock-based compensation expense, VEBA asset surplus adjustment, environmental remediation charges, strategic alternatives review process costs, Granite City idling costs, tax impact of adjusted items and other changes, net (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margin are also non- GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for net earnings or other financial measures as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies. We also present net debt, a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

4 SUMMARY: ADVANCING TOWARDS OUR BEST FOR ALL® FUTURE Current Landscape Progressing towards second half 2024 closing of the transaction with Nippon Steel Corporation (NSC) Tracking towards a Q4 2024 Big River 2 (BR2) start-up Challenges Successfully navigating a dynamic steel industry backdrop Solution Progressing towards becoming the ‘best steelmaker with world- leading capabilities’ Moving closer to completing our in-flight capital projects Path Forward Closing the NSC transaction at $55 per share in the second half 2024 Creating a global steel leader in value and innovation

5 NSC & U. S. STEEL: PROGRESSING TOWARDS DEAL CLOSING Merger approved by shareholders Progressing towards regulatory approval ~99% of shareholder votes cast were in favor of the deal Receipt of all non-U.S. regulatory approvals: both antitrust and CFIUS reviews are underway Expected closing in H2 2024 Advancing towards creating the “Best Steelmaker with World-leading Capabilities”

6 NSC & U. S. STEEL: BEST STEELMAKER WITH WORLD-LEADING CAPABILITIES BEST FOR EMPLOYEES BEST FOR COMMUNITIES BEST FOR INVESTORS + BEST FOR CUSTOMERS

7 NSC & U. S. STEEL: BEST FOR EMPLOYEES Investing more in USW facilities NSC has committed to investing an additional $1.4 billion in capital expenditures into facilities covered by the current basic labor agreement (BLA) with the United Steelworkers (USW), above and beyond what is required in the BLA Evaluating growth plans for USW facilities NSC is assessing opportunities to invest to enhance sustainability and competitiveness Committed to safety, jobs and footprint NSC has an unwavering commitment to safety and is promising to maintain jobs, production and operating footprint and honor all agreements with the USW

8 NSC & U. S. STEEL: BEST FOR CUSTOMERS Expanded capabilities, innovation and a global platform Sharing NSC’s and U. S. Steel’s world-leading technologies and manufacturing capabilities for the benefit of customers Accelerating decarbonization goals Collaborating on alternative technologies in decarbonization to deliver innovative steel solutions Committed to Mined, Melted and Made in America Further advancing the technical capabilities of U. S. Steel’s portfolio of products with NSC’s technology and products; better supporting the evolving demand of customers in the United States

9 NSC & U. S. STEEL: BEST FOR COMMUNITIES Driving the global steel industry towards carbon neutrality Advancing NSC’s breakthrough technologies to progress towards carbon neutrality: (1) hydrogen injection in BFs; (2) hydrogen use in DRI; and (3) high-grade steel through large size EAFs Moving Nippon Steel North America’s headquarters to Pittsburgh Relocating NSC’s existing U.S. headquarters from Houston, Texas Retaining U. S. Steel’s iconic name and brand NSC is committed to maintaining strong relationships in the communities where we live and work Note: BF = blast furnace; DRI = direct reduced iron; EAF = electric arc furnace

10 NSC & U. S. STEEL: BEST FOR INVESTORS Maximizing stockholder value $55 per share transaction price, all-cash deal; ~$15 billion total enterprise value Significant premium for stockholders +40% premium to U. S. Steel’s closing stock price on December 15, 2023; +142% premium to the undisturbed price prior to the announcement of the strategic alternatives review process Not subject to any financing conditions Transaction to be funded through proceeds mainly from borrowings; NSC has already secured financing commitments from leading global financial institutions

11 CGL2: STEADY PROGRESS TOWARDS RUN-RATE PRODUCTION Successful CGL2 ramp-up Progressing as-expected; commercial sales of galvanized product already achieved / galvalume coils expected later this summer On-track for value creation Tracking towards expected in-year and run-rate EBITDA contributions; $10-$15M in 2024; run-rate 2026 of $60M Applying start-up success to BR2 Implementing a similar start-up cadence to BR2 based on recent success Note: CGL = Continuous galvanizing line. CGL2 is a dual coating line with both Galvalume® and Galvanized capabilities.

12 BR2: APPROACHING START-UP First column set at BR2 Q4 2022 Approaching start-up First coil expected in Q4 2024

13 BR2: PLANNED FOURTH QUARTER 2024 START-UP; REVISED CAPEX Note: DR = Direct Reduced; NGO = Non-grain Oriented. CGL2 COMPLETE NGO COMPLETE GARY PIG COMPLETE DR PELLET COMPLETE On track for fourth quarter 2024 start-up Updated total capex = $3.35B BR2 ON TRACK 2024 enterprise capital expenditure forecast is $1.85 billion

14 BR2: PLANNED FOURTH QUARTER 2024 START-UP Endless Strip Production induction furnaces Endless Strip Production downcoiler Hot Autonomous Coil Storage coil staging area

15 Q2 2024 FINANCIAL PERFORMANCE: SUMMARY $443M Adjusted EBITDA ~11% EBITDA margin Second quarter performance $183M Reported Net Earnings $0.72 per diluted share Note: For reconciliation of non-GAAP amounts, see Appendix. $211M Adjusted Net Earnings $0.84 per diluted share $4.3B Liquidity Including $2.0B cash

16 Q2 2024 FINANCIAL PERFORMANCE: EACH SEGMENT CONTRIBUTING Meaningful contributions from each operating segment Million Adjusted EBITDA $443 N. American Flat-Rolled Segment Resilient average selling prices and volumes reflect successful fixed price contract negotiations and a diverse product mix; managing costs to keep earnings resilient Mini Mill Segment Reflects weaker spot selling prices and $30 million of one- time start-up costs at Big River Steel; Mini Mill adjusted EBITDA margin for Q2 2024 was 17% excluding these one- time costs U.S. Steel Europe Segment Restarted blast furnace #2 due to improved customer demand; results as expected Tubular Segment Enhanced suite of proprietary connections and seamless pipe products serving a diverse oil and gas customer base Note: For reconciliation of non-GAAP amounts, see Appendix.

17 Q3 2024 OUTLOOK: $275 TO $325 MILLION ADJUSTED EBITDA North American Flat-Rolled Mini Mill1 U. S. Steel Europe Tubular Raw Materials No material change expected Operating Costs Favorable impact expected from reduced spending Commercial Unfavorable impact expected from lower average selling prices Raw Materials No material change expected Operating Costs No material change expected Commercial Unfavorable impact expected from lower average selling prices Raw Materials Favorable impact expected from lower CO2 accruals Operating Costs No material change expected Commercial Unfavorable impact expected from lower average selling prices Raw Materials No material change expected Operating Costs No material change expected Commercial Unfavorable impact expected from lower average selling prices Note: Commentary reflects the expected change versus Q2 2024. 1 Q3 2024 Mini Mill segment EBITDA is expected to include the impact of $30 million in construction and related start-up costs vs. $30 million in Q2 2024.

18 2024 S E C O N D Q U A R T E R U P D A T E

19 FINANCIAL UPDATES Reported Net Earnings (Loss) Adjusted Net Earnings Segment EBIT1 Adjusted EBITDA2 Profit Margin: 10% 7% (2%) 4% 4% $ Millions $ Millions $ Millions $ Millions 10% 8% 4% 5% 5% 12% 8% 2% 5% 5% Adjusted EBITDA Margin:2 16% 13% 8% 10% 11% Segment EBIT Margin:1 Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Earnings (loss) before interest and income taxes. 2 Earnings (loss) before interest, income taxes, depreciation and amortization, and excluding adjustment items. Adjusted Profit Margin: $477 $299 -$80 $171 $183 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $483 $350 $167 $206 $211 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $580 $348 $89 $204 $226 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $804 $578 $330 $414 $443 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024

20 KEY OPERATING STATISTICS TRENDS BY SEGMENT Flat-Rolled Operating Statistics Mini Mill Operating Statistics U. S. Steel Europe (USSE) Operating Statistics Tubular Operating Statistics Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q2 2023 2,529 2,235 $1,088 Q3 2023 2,390 2,159 $1,036 Q4 2023 2,087 2,034 $978 Q1 2024 2,111 2,049 $1,054 Q2 2024 2,072 2,045 $1,051 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q2 2023 749 587 $1,011 Q3 2023 693 561 $901 Q4 2023 752 617 $807 Q1 2024 717 568 $977 Q2 2024 725 562 $869 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q2 2023 1,213 1,034 $965 Q3 2023 990 958 $852 Q4 2023 1,100 1,024 $770 Q1 2024 1,079 1,072 $830 Q2 2024 980 875 $821 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q2 2023 129 111 $3,493 Q3 2023 111 104 $2,927 Q4 2023 157 132 $2,390 Q1 2024 146 114 $2,267 Q2 2024 117 109 $2,108

21 EBITDA TRENDS BY SEGMENT EBITDA Margin: 12% 13% 5% 6% 12% 22% 13% 12% 21% 12% 9% 1% 0% 5% 3% EBITDA Margin: 42% 32% 38% 25% 17% EBITDA Margin: Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Q4 2023 North American Flat-Rolled segment includes the impact of construction and related start-up costs of approximately $10 million related to the DR-grade pellet strategic project. 2 Mini Mill segment EBITDA includes the impact of construction and related start-up costs of $12M in Q2 2023, $17M in Q3 2023, $12M in Q4 2023, $20M in Q1 2024, and $30M in Q2 2024. EBITDA Margin: $377 $378 $128 $156 $310 Q2 2023 Q3 2023 Q4 20231 Q1 2024 Q2 2024 $173 $84 $74 $145 $74 Q2 20232 Q3 20232 Q4 20232 Q1 20242 Q2 20242 $97 $10 $3 $46 $21 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $169 $99 $126 $69 $42 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Flat-Rolled Segment EBITDA Mini Mill Segment EBITDA$ Millions $ Millions USSE Segment EBITDA Tubular Segment EBITDA$ Millions $ Millions 17% EBITDA margin excluding $30M of Q2 2024 construction and related start-up costs

FLAT-ROLLED SEGMENT EBITDA CHANGE ANALYSIS

FLAT-ROLLED SEGMENT EBITDA CHANGE ANALYSIS


$ Millions, Q2 2023 vs. Q2 2024
$377
($153)
$89
($85)
$82
$310
Q2 2023
Commercial
Raw Materials
Operating Costs
Other
Q2 2024

Commercial
The unfavorable impact is primarily the result of lower shipment volumes and lower average realized prices.

Raw Materials
The favorable impact is primarily related to lower additions, coal, and scrap costs.

Operating Costs
The unfavorable impact is primarily the result of higher labor costs and outage spending.

Other
The favorable impact is primarily the result of lower profit-based payments and lower energy costs.


$ Millions, Q1 2024 vs. Q2 2024
$156
$53
$26
($14)
$89
$310
Q1 2024
Commercial
Raw Materials
Operating Costs
Other
Q2 2024

Commercial
The favorable impact is primarily the result of higher commercial pellet sales.

Raw Materials
The favorable impact is primarily the result of lower coal and scrap costs.

Operating Costs
The unfavorable impact is primarily the result of higher outage spending.

Other
The favorable impact is primarily the result of favorable derivative sales and lower energy costs, partially offset by higher profit-based payments.

United States Steel Corporation | 22

MINI MILL SEGMENT EBITDA CHANGE ANALYSIS



$ Millions, Q2 2023 vs. Q2 2024
$173
($186)
$87
$13
($13)
$74
Q2 2023
Commercial
Raw Materials
Operating Costs
Other
Q2 2024

Commercial
The unfavorable impact is primarily the result of lower average realized prices and lower shipment volumes.

Raw Materials
The favorable impact is primarily the result of lower metallics costs.

Operating Costs
The favorable impact is primarily the result of lower spending and labor costs.

Other
The unfavorable impact is primarily the result of higher construction and related start-up costs associated with strategic projects partially offset by lower profit-based payments.



$ Millions, Q1 2024 vs. Q2 2024
$145
($102)
$29
$3
($1)
$74
Q1 2024
Commercial
Raw Materials
Operating Costs
Other
Q2 2024

Commercial
The unfavorable impact is primarily the result of lower average realized prices.

Raw Materials
The favorable impact is primarily the result of lower metallics costs.

Operating Costs
The change is not material.

Other
The change is not material.

Note: Q2 2024, Q1 2024, and Q2 2023 Mini Mill segment EBITDA includes the impact of $30 million, $20 million, and $12 million in construction and related start-up costs, respectively.

United States Steel Corporation 23

24 $46 $21 $16 $6 Q1 2024 ($39) Commercial Raw Materials ($8) Operating Costs Other Q2 2024 $ Millions, Q1 2024 vs. Q2 2024 U. S. STEEL EUROPE SEGMENT EBITDA CHANGE ANALYSIS $97 $21 Q2 2023 ($167) Commercial $58 Raw Materials ($1) Operating Costs $34 Other Q2 2024 $ Millions, Q2 2023 vs. Q2 2024 Commercial The unfavorable impact is primarily the result of lower average realized prices and lower shipment volumes. Raw Materials The favorable impact is primarily the result of lower coal and iron ore costs. Operating Costs The change is not material. Other The favorable impact is primarily the result of lower energy cost. Commercial The unfavorable impact is primarily the result of lower shipment volumes and lower average realized prices. Raw Materials The favorable impact is primarily the result of lower iron ore and coal costs. Operating Costs The unfavorable impact is primarily the result of higher spending and labor costs. Other The favorable impact is primarily the result of lower energy cost.

25 $ Millions, Q1 2024 vs. Q2 2024 TUBULAR SEGMENT EBITDA CHANGE ANALYSIS $169 $42$8 $14 Q2 2023 ($152) Commercial Raw Materials $3 Operating Costs Other Q2 2024 $ Millions, Q2 2023 vs. Q2 2024 $69 $42 $5 Q1 2024 ($27) Commercial Raw Materials ($2) Operating Costs ($3) Other Q2 2024 Commercial The unfavorable impact is primarily the result of lower average realized prices. Raw Materials The favorable impact is primarily the result of lower scrap costs. Operating Costs The change is not material. Other The favorable impact is primarily the result of lower profit-based payments. Commercial The unfavorable impact is primarily the result of lower average realized prices. Raw Materials The favorable impact is primarily the result of lower scrap costs. Operating Costs The change is not material. Other The change is not material.

GLOBAL OPERATING FOOTPRINT

Operating | Indefinitely Idled | Temporarily Idled

All amounts shown in millions

Segment	Facility	Units	Idled	Total Capability[1]
NORTH AMERICAN FLAT-ROLLED	DR-grade Pellets[2]	Keetac	-	4.0
	Iron Ore Pellets[2]	Minntac; Keetac	-	22.4[3]
	Cokemaking	Clairton	-	3.6
	Pig Iron	Gary	-	0.5
	Gary	BF #4; BF #6; BF #8; BF #14	-	7.5
	Granite City	BF 'A'; BF 'B'	2.8	2.8
	Mon Valley	BF #1; BF #3	-	2.9
MINI MILL	Big River Steel	EAF #1; EAF #2	-	3.3
EUROPE	Košice	BF #1; BF #2; BF #3	-	5.0
TUBULAR	Fairfield	EAF Steelmaking / Seamless Pipe	-	0.90
	Lorain	Seamless Pipe	0.38	0.38
	Lone Star	#1 ERW; #2 ERW	0.79	0.79

Planned 30-day outage beginning in August on BF #1 at USSE; planning to keep a BF off-line until demand improves

[1] Raw steel capability, except at Minntac and Keetac (DR-grade / iron ore pellet capability), Clairton (coke capability), Gary pig (pig iron) Lorain, and Lone Star (pipe capability).
[2] Keetac's DR-grade pellets investment is ramping up in 2024. Keetac can flex its capacity to produce either 6 million tons of blast furnace iron ore pellets or 4 million tons of DR-grade pellets.
[3] If Keetac produces 4 million tons of DR-grade pellets and zero tons of blast furnace iron ore pellets, total iron ore production capacity would be 16.4 million.

United States Steel Corporation 26

27 CASH AND LIQUIDITY Note: For reconciliation of non-GAAP amounts, see Appendix. 1 TTM = Trailing twelve months $138 $4,090 $3,505 $2,100 $1,652 FY 2020 FY 2021 FY 2022 FY 2023 TTM Q2 20241 $1,985 $2,522 $3,504 $2,948 $2,031 FY 2020 FY 2021 FY 2022 FY 2023 Q2 2024 $3,153 $4,971 $5,925 $5,174 $4,259 FY 2020 FY 2021 FY 2022 FY 2023 Q2 2024 $2,902 $1,369 $473 $1,274 $2,209 FY 2020 FY 2021 FY 2022 FY 2023 Q2 2024 Cash from Operations Cash and Cash Equivalents$ Millions $ Millions Total Estimated Liquidity Net Debt$ Millions $ Millions

28 APPENDIX

29 SUPPLEMENTAL INFORMATION HRC (30%) CRC (40%) Coated (25%) Tin (5%) HRC (60%) CRC (15%) Coated (25%) HRC (60%) CRC (10%) Coated (20%) Other (10%) Seamless (100%) Flat-Rolled Mini Mill1 U. S. Steel Europe Tubular 2023 Shipments by product mix 1 Mini Mill segment product mix, once Big River 2 (BR2) is fully ramped by 2026, is expected to be ~40% hot rolled coil (HRC) / ~15% cold rolled coil (CRC) / ~40% Coated / ~5% Non-grain oriented electrical steel.

30 SUPPLEMENTAL INFORMATION HRC (20%) CRC (40%) Coated (30%) Other (5%) HRC (55%) CRC (15%) Coated (30%) HRC (45%) CRC (10%) Coated (35%) Other (5%) Tubular Product (100%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Revenue by product mix Semi-finished (5%) Semi-finished (5%)

31 SUPPLEMENTAL INFORMATION Service Centers (17%) Converters (25%) Auto (33%) Construction (10%) Oil & Gas (94%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Shipments by major market Packaging (7%) Appliance & Electrical (5%) Other (3%) Service Centers (46%) Converters (30%) Auto (1%) Construction (20%) Appliance & Electrical (3%) Service Centers (22%) Converters (8%) Auto (16%) Construction (34%) Packaging (8%) Appliance & Electrical (4%) Other (8%) Construction (6%)

32 SUPPLEMENTAL INFORMATION Firm (23%) Market based quarterly (29%) Market based monthly (15%) Spot (33%) Firm (6%) Cost based (9%) Market based quarterly (5%) Market based monthly (38%) Spot (42%) Firm (31%) Cost based (2%) Market based quarterly (2%) Market based monthly (10%) Spot (55%) Program (78%) Spot (22%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Contract / spot mix by segment Note: Excludes intersegment shipments.

SUPPLEMENTAL INFORMATION

Cost structure: Blast furnace steelmaking

illustrative

Raw Material Costs[1]


Iron ore (~30%)
Coke (~35%)
Natural Gas (~5%)
Scrap (~30%)

Key Inputs	Ratio[1]	Pricing Convention
Iron Ore	1.3 tons of pellets / ton of raw steel x raw steel volume (million tons) x iron ore price assumption ($/nt)	NAFR: Vertically integrated USSE: Prices determined in long-term contracts with strategic suppliers or as spot prices negotiated monthly or quarterly
Coke	1.4 tons of met coal / ton of coke x met coal price assumption ($/nt) + $75 - $100 / ton conversion cost x 0.3 ton of coke / ton of raw steel	NAFR: Primarily annual met coal contracts USSE: Prices for European met coal contracts negotiated quarterly, annually or determined as index-based prices.
Scrap	0.3 tons of scrap / ton of raw steel x raw steel volume (million tons) x scrap price assumption ($/nt)	NAFR & USSE: 60% generated internally; 40% purchased at market prices
Natural Gas[2]	6 mmbtus of nat gas / ton of raw steel x raw steel volume (million tons) x nat gas price assumption ($/nt)	NAFR: 70% based on bids solicited monthly from various vendors; remainder daily or with term agreements USSE: Based on bids solicited primarily on a quarterly or monthly basis; remainder balanced on a daily basis
Labor	2 hours labor / ton of raw steel x raw steel volume (million tons) x hourly labor rate ($/hr)	
Other Variable Costs	Miscellaneous: includes maintenance and services, tool, other fuel and energy, and alloy costs	~$150 - $300 / ton dependent on level of raw steel pricing, product mix, and maintenance activity USSE: Includes CO_2 costs

[1] Raw material costs and ratios assume a blast furnace within the North American flat-rolled segment.
[2] 6 mmbtus per ton of raw steel production; 4 mmbtus per ton consumed for further process (primarily at the hot strip mill).

United States Steel Corporation 33

SUPPLEMENTAL INFORMATION

Cost structure: Electric arc furnace steelmaking
illustrative

Raw Material Costs



- Obsolete Scrap (~35%)
- Prime Scrap (~30%)
- Pig Iron (~25%)
- HBI / DRI (~10%)

Key Inputs	Ratio	Pricing Convention
Scrap	0.8 tons of scrap / ton of raw steel x raw steel volume (million tons) x scrap price assumption ($/nt)	Volumes secured annually; priced on a monthly or quarterly basis
Pig Iron	0.3 tons of pig iron / ton of raw steel x raw steel volume (million tons) x pig iron price assumption ($/nt)	Internal pig iron transferred from the N. American Flat-rolled segment at a discounted market rate; 3rd party pig volumes secured annually; priced on a monthly or quarterly basis
HBI	0.1 tons of HBI / ton of raw steel x raw steel volume (million tons) x HBI price assumption ($/nt)	Volumes secured annually; priced on a monthly or quarterly basis based on a blended basket of external HBI production inputs and HBI/DRI substitutes
Electricity	0.6 MKWH of electricity / ton of raw steel x raw steel volume (million tons) x electricity price assumption ($/nt)	Volume-discounted negotiated base price; adjusted quarterly based on regional electricity price fluctuations
Labor	0.14 hours labor / ton of raw steel x raw steel volume (million tons) x hourly labor rate ($/hr)	

United States Steel Corporation 34

RECONCILIATION TABLE

Segment EBITDA

Flat-Rolled ($ millions)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Segment earnings (loss) before interest and income taxes	$231	$225	($31)	$34	$183
Depreciation	146	153	159	122	127
Flat-Rolled Segment EBITDA	$377	$378	$128	$156	$310
Segment EBIT Margin[1]	8%	8%	(1%)	1%	7%
Segment EBITDA Margin[1]	12%	13%	5%	6%	12%

Mini Mill ($ millions)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Segment earnings (loss) before interest and income taxes	$132	$42	$29	$99	$28
Depreciation	41	42	45	46	47
Mini Mill Segment EBITDA	$173	$84	$74	$145	$74
Segment EBIT Margin[1]	17%	6%	5%	14%	5%
Segment EBITDA Margin[1]	22%	13%	12%	21%	12%

U. S. Steel Europe ($ millions)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Segment earnings (loss) before interest and income taxes	$72	($13)	($21)	$16	($10)
Depreciation	25	23	24	30	31
U. S. Steel Europe Segment EBITDA	$97	$10	$3	$46	$21
Segment EBIT Margin[1]	7%	(2%)	(3%)	2%	(1%)
Segment EBITDA Margin[1]	9%	1%	0%	5%	3%

Tubular ($ millions)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Segment earnings (loss) before interest and income taxes	$157	$87	$113	$57	$29
Depreciation	12	12	13	12	12
Tubular Segment EBITDA	$169	$99	$126	$69	$42
Segment EBIT Margin[1]	39%	28%	34%	21%	12%
Segment EBITDA Margin[1]	42%	32%	38%	25%	17%

Other ($ millions)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Segment earnings (loss) before interest and income taxes	($12)	$7	($1)	($2)	($4)
Depreciation	0	0	0	0	0
Other Segment EBITDA	($12)	$7	($1)	($2)	($4)

[1] The segment EBIT and segment EBITDA margins represent EBIT or EBITDA divided by net sales.

United States Steel Corporation 35

SUPPLEMENTAL INFORMATION

Big River Steel LLC[1] Summary Table

Income Statement $ Millions	Q2 2024
Customer Sales	$512M
Intersegment Sales	$91M
Net Sales	$603M
EBIT[2]	$57M
Balance Sheet	
Cash and cash equivalents	$108M
Total Assets	$3,662M
2029 Senior secured notes	$720M
Environmental revenue bonds	$752M
Financial leases and all other obligations	$23M
Fair value step up[3]	$107M
Total Debt[3]	$1,602M
Cash Flow	
Depreciation and Amortization	$42M
Capital Expenditures[4]	$60M

[1] Unless otherwise noted, amounts shown are reflected in Big River Steel LLC, the operating unit of the Big River Steel companies that reside within the Mini Mill segment.
[2] Earnings before interest and income taxes.
[3] The debt amounts reflect aggregate principal amounts. The fair value step up represents the excess of fair value over book value when Big River Steel was purchased. The fair value step-up is recorded in Big River Steel Holdings LLC. The fair value step up is shown as it is related to the debt amounts in Big River Steel LLC.
[4] Excludes capital expenditures for BR2 and air separation unit.

United States Steel Corporation | 36

37 RECONCILIATION TABLE Short-term debt and current maturities of long-term debt Long-term debt, less unamortized discount and debt issuance costs Net Debt $ millions YE 2023YE 2022YE 2021YE 2020 $192 $4,695 $28 $3,863 $63 $3,914 $142 $4,080 Total Debt $4,222$3,977$3,891$4,887 Less: Cash and cash equivalents 1,985 2,522 3,504 2,948 Net Debt $1,274$473$1,369$2,902 Net Debt Q2 2024 $162 4,078 $4,240 2,031 $2,209

38 RECONCILIATION TABLE Adjusted Net Earnings 1 The tax impact of the adjusted items in 2024 is calculated using a blended tax rate of 24%. The tax impact of adjusted items in 2023 is calculated for U.S. domestic items using a blended tax rate of 24% and for USSE items 21%. $167$350$483 Reported net earnings attributable to U. S. Steel Asset impairment charges Restructuring and other charges Stock-based compensation expense VEBA asset surplus adjustment Environmental remediation charges Strategic alternatives review process costs Granite City idling costs Other charges, net Tax impact of adjusted items1 $477 - 2 12 (8) 2 - - - (2) $299 - 18 14 (6) 9 16 14 1 (15) ($80) 123 15 14 (7) - 63 107 10 (78) Net Earnings Net earnings (loss) margin2 Adjusted net earnings margin2 10% 10% 7% 8% (2%) 4% 2 The net earnings and adjusted net earnings margins represent net earnings or adjusted net earnings divided by net sales. Q1 2024 $206 4% 5% Q4 2023Q3 2023Q2 2023$ Millions $171 7 6 11 (4) 2 23 - 1 (11) Q2 2024 $211 4% 5% $183 12 - 16 (8) 1 18 - (2) (9)

39 RECONCILIATION TABLE $ Millions Adjusted EBITDA Adjusted EBITDA Q4 2023Q3 2023Q2 2023 $330$578$804 Reported net earnings attributable to U. S. Steel Income tax expense Net interest and other financial costs Reported earning before interest and income taxes Depreciation, depletion and amortization expense EBITDA Asset impairment charges Restructuring and other charges Stock-based compensation expense Environmental remediation charges Strategic alternatives review process costs Granite City idling costs Other charges, net $477 144 (57) $564 224 $788 - 2 12 2 - - - $299 42 (64) $277 230 $507 - 18 14 9 16 14 - ($80) (85) (66) ($231) 241 $10 123 15 14 - 63 107 (2) Net earnings margin1 Reported EBIT margin1 Adjusted EBITDA margin1 10% 11% 16% 7% 6% 13% (2%) (6%) 8% 1 The net earnings, reported EBIT and adjusted EBITDA margins represent net earnings or EBITDA divided by net sales. Q1 2024 $414 $171 38 (55) $154 210 $364 7 6 11 2 23 - 1 4% 4% 10% Q2 2024 $443 $183 56 (58) $181 217 $398 12 - 16 1 18 - (2) 4% 4% 11%

40 Emily Chieng Investor Relations Officer ecchieng@uss.com 412-618-9554 Eric Linn Director – Investor Relations eplinn@uss.com 412-433-2385 INVESTOR RELATIONS